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                                                                EXHIBIT 23.2




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation in this registration statement of CNBC Bancorp on Form SB-2, and all amendments thereto, of our report dated February 5, 1998, appearing in this registration statement, for the year ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of the registration statement.


                                                Crowe, Chizek and Company LLP


Columbus, Ohio
December 8, 1998